ENDOREX CORP.
	AUTOMATIC STOCK OPTION AGREEMENT


RECITALS

	A.	Endorex Corp. has implemented an automatic option grant program under the Corporation's Amended and Restated 1995 Omnibus Incentive Plan pursuant to which eligible non-employee members of the Board will automatically receive special option grants at designated intervals over their period of Board service in order to provide such individuals with a meaningful incentive to continue to serve as a member of the Board.

	B.	Optionee is an eligible non-employee Board member, and this
Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant of a stock option to purchase shares of the Corporation's Common Stock under the Plan.

	C.	The granted option is intended to be a non-statutory option which does not meet the requirements of Section 422 of the Code.

	D.	All capitalized terms in this Agreement, to the extent not
otherwise defined in the Agreement, shall have the meaning assigned to them in the attached Appendix.

		NOW, THEREFORE, it is hereby agreed as follows:

		1.	Grant of Option.  The Corporation hereby grants to Optionee, as of the Grant Date, a Non-Statutory Option to purchase up to the number of
Option Shares specified in the Grant Notice.  The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

		2.	Option Term.  This option shall have a maximum term of ten
(10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5, 6 or 7.

		3.	Limited Transferability.  This option may, in connection with the Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established for the exclusive benefit of one or more such family members.
The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Corporation may deem appropriate.
Should the Optionee die while holding this option, then this option shall be transferred in accordance with Optionee's will or the laws of descent and distribution.

		4.	Exercisability/Vesting.

			(a)	This option shall be immediately exercisable for any or
all of the Option Shares, whether or not the Option Shares are vested in accordance with the Vesting Schedule set forth in the Grant Notice, and shall remain so exercisable until the Expiration Date or the sooner termination of the option term under Paragraph 5, 6 or 7.

			(b)	Optionee shall, in accordance with the Vesting Schedule
set forth in the Grant Notice, vest in the Option Shares in a series of installments over his or her period of Board service.  Vesting in the Option
Shares may be accelerated pursuant to the provisions of Paragraph 5, 6 or 7.
In no event, however, shall any additional Option Shares vest following
Optionee's cessation of service as a Board member.

		5.	Cessation of Board Service.  Should Optionee's service as a
Board member cease while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

				(i)	Should Optionee cease to serve as a Board member
	for any reason (other than death or Permanent Disability) while holding
	this option, then the period during which this option may be exercised
	shall be limited to the twelve (12)-month period commencing with the date
	of such cessation of Board service, but in no event shall this option be
	exercisable at any time after the Expiration Date.  During such limited
	period of exercisability, this option may not be exercised in the
	aggregate for more than the number of Option Shares (if any) in which
	Optionee is vested on the date of his or her cessation of Board service.
	Upon the earlier of (i) the expiration of such twelve (12)-month period
	or (ii) the specified Expiration Date, the option shall terminate and
	cease to be exercisable with respect to any vested Option Shares for
	which the option has not been exercised.

				(ii)	Should Optionee die during the twelve (12)-month
	period following his or her cessation of Board service, then the personal
	representative of Optionee's estate or the person or persons to whom the
	option is transferred pursuant to Optionee's will or in accordance with
	the laws of descent and distribution shall have the right to exercise
	this option for any or all of the Option Shares in which Optionee is
	vested at the time of Optionee's cessation of Board service (less any
	Option Shares purchased by Optionee after such cessation of Board service
	but prior to death).  Such right of exercise shall terminate, and this
	option shall accordingly cease to be exercisable for those vested Option
	Shares, upon the earlier of (i) the expiration of the twelve (12)-month
	period measured from the date of Optionee's cessation of Board service or
	(ii) the specified Expiration Date of the option term.

				(iii)	Should Optionee cease service as a Board member
	by reason of death or Permanent Disability, then all Option Shares at the
	time subject to this option but not otherwise vested shall immediately
	vest in full so that this option may be exercised for any or all of the
	Option Shares as fully-vested shares of Common Stock at any time prior to
	the earlier of (i) the expiration of the twelve (12)-month period
	measured from the date of Optionee's cessation of Board service or (ii)
	the specified Expiration Date.

				(iv)	Upon Optionee's cessation of Board service for
	any reason other than death or Permanent Disability, this option shall
	immediately terminate and cease to be outstanding with respect to any and
	all Option Shares in which Optionee is not otherwise at that time vested
	in accordance with the normal Vesting Schedule set forth in the Grant
	Notice or the special vesting acceleration provisions of Paragraph 6 or 7
	below.

		6.	Corporate Transaction.

			(a)	In the event of a Corporate Transaction, all Option
Shares at the time subject to this option but not otherwise vested shall automatically vest so that this option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully-
vested shares of Common Stock.  Immediately following the consummation of the
Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

			(b)	If this option is assumed in connection with a
Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

		7.	Change in Control/Hostile Take-Over.

			(a)	All Option Shares subject to this option at the time of
a Change in Control but not otherwise vested shall automatically vest so that this option shall, immediately prior to the effective date of such Change in
Control, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock.  This option shall remain exercisable for such fully-vested Option Shares until the earliest to occur of
(i)	the specified Expiration Date, (ii) the sooner termination of this option
(ii)	in accordance with Paragraph 5 or 6 or (iii) the surrender of this option
(iii)	under Paragraph 7(b).

			(b)	Optionee shall have an unconditional right (exercisable
during the thirty (30)-day period immediately following the consummation of a
Hostile Take-Over) to surrender this option to the Corporation in exchange for a cash distribution from the Corporation in an amount equal to the excess of
(i)	the Take-Over Price of the Option Shares at the time subject to the
(ii)	surrendered option (whether or not those Option Shares are otherwise at
(iii)	the time vested) over (ii) the aggregate Exercise Price payable for such
(iv)	shares.  This Paragraph 7(b) limited stock appreciation right shall in
(v)	all events terminate upon the expiration or sooner termination of the
(vi)	option term and may not be assigned or transferred by Optionee.

			(c)	To exercise the Paragraph 7(b) limited stock
appreciation right, Optionee must, during the applicable thirty (30)-day exercise period, provide the Corporation with written notice of the option surrender in which there is specified the number of Option Shares as to which the option is being surrendered. Such notice must be accompanied by the return of Optionee's copy of this Agreement, together with any written amendments to such Agreement. The cash distribution shall be paid to Optionee within five
(5) business days following such delivery date. Upon receipt of such cash distribution, this option shall be cancelled with respect to the shares subject to the surrendered option (or the surrendered portion), and Optionee shall cease to have any further right to acquire those Option Shares under this Agreement. The option shall, however, remain outstanding for the balance of the Option Shares (if any) in accordance with the terms and provisions of this Agreement, and the Corporation shall accordingly issue a new stock option agreement (substantially in the same form as this Agreement) for those remaining Option Shares.

		8.	Adjustment in Option Shares.  Should any change be made to
the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder; provided, however, that the aggregate
Exercise Price shall remain the same.

		9.	Stockholder Rights.  The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

		10.	Manner of Exercising Option.

			(a)	In order to exercise this option for all or any part of
 the Option Shares for which the option is at the time exercisable, Optionee
 (or any other person or persons exercising the option) must take the following actions:

					(i)	To the extent the option is
	exercised for vested Option Shares, execute and deliver to the Secretary of the Corporation a Notice of Exercise for the number of vested Option Shares to be purchased under the exercised option; to the extent that the option is exercised for one or more unvested Option Shares, execute and deliver to the Secretary of the Corporation a Purchase Agreement for those unvested Option Shares.

					(ii)	Pay the aggregate Exercise Price for
	the purchased shares shall be paid in one or more of the following
	forms:

					(A)	cash or check made payable to the
		Corporation;

					(B)	shares of Common Stock held by
		Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise
		Date; or

					(C)	to the extent the option is
		exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee shall provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the vested shares purchased under the option and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for those shares plus all applicable Federal, state and local income taxes required to be withheld by the Corporation by reason of such exercise and
		(II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

				Except to the extent the sale and remittance
		procedure specified above is utilized in connection with the exercise of the option for vested Option Shares, payment of the Exercise Price for the purchased shares must accompany the Exercise Notice or Purchase Agreement delivered to the Corporation in connection with the option exercise.

					(iii)	Furnish to the Corporation
	appropriate documentation that the person or persons exercising the option (if other than Optionee) has the right to exercise this option.

					(iv)	Make appropriate arrangements with
	the Corporation for the satisfaction of all Federal, state and local income tax withholding requirements applicable to the option exercise.

			(b)	As soon as practical after the Exercise Date, the
Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate or certificates representing the purchased Option Shares. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation's repurchase rights and may be held in escrow with the Corporation until such shares vest.

			(c)	In no event may this option be exercised for fractional
shares.

		11.	No Impairment of Rights.  This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.  Nor shall this Agreement in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the
Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

		12.	Compliance with Laws and Regulations.

			(a)	The exercise of this option and the issuance of the
Option Shares upon such exercise shall be subject to compliance by the
Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the
Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

			(b)	The inability of the Corporation to obtain approval
from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-
issuance or sale of the Common Stock as to which such approval shall not have been obtained.  However, the Corporation shall use its best efforts to obtain all such applicable approvals.

		13.	Successors and Assigns.  Except to the extent otherwise
provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

		14.	Construction/Governing Law.  This Agreement and the option
evidenced hereby are made and granted pursuant to the automatic option grant program in effect under the Plan and are in all respects limited by and subject to the express terms and provisions of that program. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Illinois without resort to that State's conflict-of-laws rules.

		15.	Notices.  Any notice required to be given or delivered to the
Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice.
All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.


	EXHIBIT I

	NOTICE OF EXERCISE


		I hereby notify Endorex Corp. (the "Corporation") that I elect to
purchase     shares of the Corporation's Common Stock (the "Purchased
Shares") at the option exercise price of $         per share (the "Exercise
Price") pursuant to that certain option (the "Option") granted to me pursuant to the automatic option grant program under the Corporation's Amended and
Restated 1995 Omnibus Incentive Plan on         , 199   .

		Concurrently with the delivery of this Exercise Notice to the Secretary of the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker/dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price for any Purchased Shares in which I am vested at the time of exercise.


	, 199
Date


		Optionee

		Address:



Print name in exact manner
it is to appear on the
stock certificate:

Address to which certificate
is to be sent, if different
from address above:



Social Security Number:

	APPENDIX


	The following definitions shall be in effect under the Agreement:

	A.	Agreement shall mean this Automatic Stock Option Agreement.

	B.	Board shall mean the Corporation's Board of Directors.

	C.	Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

		(i)	the acquisition, directly or indirectly, by any person
	or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership
	(within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

		(ii)	a change in the composition of the Board over a period
	of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

	D.	Code shall mean the Internal Revenue Code of 1986, as amended.

	E.	Common Stock shall mean the Corporation's common stock.

	F.	Corporate Transaction shall mean either of the following
stockholder-approved transactions to which the Corporation is a party:

		(i)	a merger or consolidation in which securities
	possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

		(ii)	the sale, transfer or other disposition of all or
	substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

	G.	Corporation shall mean Endorex Corp., a Delaware corporation.

	H.	Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 10 of the Agreement.

	I.	Exercise Price shall mean the exercise price payable per share as specified in the Grant Notice.

	J.	Expiration Date shall mean the date on which the option term expires as specified in the Grant Notice.

	K.	Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

		(i)	If the Common Stock is at the time traded on the
	Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

		(ii)	If the Common Stock is at the time listed on any Stock
	Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

		(iii)	If the Common Stock is at the time traded on the
	Nasdaq OTC Market, then the Fair Market Value shall be the mean of the highest bid and lowest asked prices per share of Common Stock on the date in question, as such prices are quoted by the National Association of Securities Dealers. If both bid and asked prices are not available for the date in question, then the Fair Market Value shall be the average of the highest bid and lowest asked prices for the last preceding date for which such quotations exist.


	L.	Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

	M.	Grant Notice shall mean the Notice of Grant of Automatic Stock
Option accompanying this Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

	N.	Hostile Take-Over shall mean the acquisition, directly or
indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

	O.	1934 Act shall mean the Securities Exchange Act of 1934, as
amended.

	P.	Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

	Q.	Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.

	R.	Option Shares shall mean the number of shares of Common Stock subject to the option.

	S.	Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

	T.	Permanent Disability shall mean the inability of Optionee to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

	U.	Plan shall mean Corporation's Amended and Restated 1995 Omnibus
Incentive Plan.

	V.	Purchase Agreement shall mean the stock purchase agreement (in form and substance satisfactory to the Corporation) which must be executed at the time the option is exercised for unvested Option Shares and which will accordingly (i) grant the Corporation the right to repurchase, at the Exercise
Price, any and all of those Option Shares in which Optionee is not otherwise vested at the time of his or her cessation of service as a Board member and
(ii) preclude the sale, transfer or other disposition of any of the Option
Shares purchased under such agreement while those Option Shares remain subject to the repurchase right.

	W.	Stock Exchange shall mean the American Stock Exchange or the New
York Stock Exchange.

	X.	Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the
Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting the
Hostile Take-Over.

	Y.	Vesting Schedule shall mean the vesting schedule specified in the
Grant Notice, pursuant to which Optionee will vest in the Option Shares in one or more installments over his or her period of Board service, subject to acceleration in accordance with the provisions of the Agreement.